UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	75-2880496 (IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of August 21, 2009, Heelys, Inc. (the “Company”), its former Chief Executive Officer, its former Chief Financial Officer, its directors who signed the Company’s registration statement filed with the Securities and Exchange Commission in connection with the Company’s December 7, 2006 initial public offering (“IPO”), Capital Southwest Corporation, Capital Southwest Venture Corporation and the underwriters for the IPO, entered into a Compromise and Settlement Agreement (the “Settlement Agreement”) with individual shareholder Carl Dick, settling all disputes and claims between the parties arising from a lawsuit originally filed on May 16, 2008 by Mr. Dick (the “Lawsuit”) in the County Court of Law No. 1, Dallas County, Texas (the “Court”).  The Company disclosed the proposed settlement of the Lawsuit in its Form 10-Q filed on August 13, 2009 for its fiscal quarter ended June 30, 2009.

The Settlement Agreement requires the Company to pay Mr. Dick an aggregate sum of $5,250,000 ($2,500,000 was paid on August 25, 2009 and the remaining $2,750,000 must be paid on or before December 1, 2009).  The Company’s insurance policies have funded $2,500,000 of this amount and will fund an additional $252,727.  Pursuant to the Settlement Agreement, Mr. Dick agreed to dismiss the Lawsuit with prejudice and to release all claims relating to the subject matter of the Lawsuit. On August 28, 2009, Mr. Dick’s counsel filed with the Court a Notice of Non-Suit with Prejudice to dismiss the Lawsuit. A copy of the Settlement Agreement is attached as Exhibit 10.1 and the terms thereof are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Compromise and Settlement Agreement, effective as of August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: September 1, 2009	By:	/s/ Lisa K. Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compromise and Settlement Agreement, effective as of August 21, 2009.